AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment (the “Amendment”) is entered into as of January 18, 2024 and effective as of March 1, 2024 (the “Effective Date”) amending the Custodian Agreement dated August 14, 2017 (as amended, modified and supplemented through the Effective Date, the “Agreement”), by and between NORTHWESTERN MUTUAL SERIES FUND, INC. (the “Fund”), including, each series of the Fund identified on Appendix A to the Agreement and each series which becomes a party to the Agreement in accordance with the terms thereof, and STATE STREET BANK AND TRUST COMPANY (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Fund and the Custodian are parties to the Agreement pursuant to which the Custodian provides certain custodial services relating to securities and other assets of the Fund; and

WHEREAS, the Fund and the Custodian wish to amend the Agreement to extend the initial term of the Agreement as further set forth below;

NOW, THEREFORE, in further consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Fund and the Custodian agree as follows:

1.	Amendment to Section 16. Effective as of the Effective Date, Section 16.1 (Term) of the Agreement is hereby deleted and replaced in its entirety with the following language:

“Section 16.1 Term. This Agreement shall remain in full force and effect for an initial term ending on February 1, 2029 (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than one hundred twenty (120) days prior to the expiration of the initial term or any renewal term, as the case may be. A written notice of non-nonrenewal may be given as to the Fund or a Portfolio.”

2.	Defined Terms. Terms used in this Amendment but not defined herein shall have the meaning ascribed to them in the Agreement.

3.

One Agreement. Except as amended herein, no other terms or provisions of the Agreement are amended or modified by this Amendment. Upon the execution of this Amendment, this Amendment and the Agreement shall form one agreement.

4.

Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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5.

Governing Law. This Amendment shall be governed by, and construed in accordance with, the choice of law set forth in the Agreement (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

NORTHWESTERN MUTUAL SERIES FUND, INC.

By:
Name:	Matt Sullivan
Title:	Vice President and CFO Northwestern Mutual Series Funds

By:
Name:	David Kennedy
Title:	Secretary

STATE STREET BANK AND TRUST COMPANY.

By:
Name:	michael Foutes
Title:	Senior Vice President

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NORTHWESTERN MUTUAL SERIES FUNDS, INC.

Amended Fee Schedule

February 20, 2024

STATE STREET BANK AND TRUST COMPANY

NORTHWESTERN MUTUAL SERIES FUNDS, INC.

CONFIDENTIAL AMENDED FEE SCHEDULE

FEBRUARY 20, 2024

CUSTODY SERVICES

Reference is hereby made to the Custodian Agreement dated as of August 14, 2017 by and between State Street Bank and Trust Company (“State Street”) and Northwestern Mutual Series Funds, Inc., on behalf of each of its series (each a “Fund” and collectively, the “Funds” or the “Complex”) specified therein (the “Custody Agreement”) as the same may be amended, supplemented, restated or otherwise modified from time to time. The parties have entered into this amended fee schedule (“Fee Schedule”) effective March 1, 2024 (the “Effective Date”) in order to memorialize their agreement on the compensation to be paid by the Funds to State Street for the performance of the services specified in the Custody Agreement (the “Services”). This Fee Schedule shall be subject to the terms and conditions of the Custody Agreement as if it were a part thereof. Unless otherwise agreed by the parties, this Fee Schedule shall apply to the provision of the Services to each Fund which is a party or is otherwise subject to the Custody Agreement from time to time. In the event of any conflict between the terms of the Custody Agreement and the terms of this Fee Schedule relating to fees, charges, expenses or other financial terms, the terms of this Fee Schedule shall control. Unless otherwise defined, capitalized terms used herein shall have the meaning given to them in the Custody Agreement, as the context requires. State Street or one of its affiliates may provide additional services other than those described in the Custody Agreement and this Fee Schedule from time to time as agreed with the Fund and will be entitled to compensation for those services by the Fund, whether in the form of fees agreed by the Fund for such services and/or in the form of other compensation or profit that may be separately realized by State Street or its affiliates related to those services; that compensation is separate from and in addition to the fees contemplated in this Fee Schedule.

I.	Custody

In consideration for the provision of custody services by State Street pursuant to the Custody Agreement and the discharge of its other obligations thereunder, each Fund shall be obligated to pay State Street the fees and charges set forth in this Section I, together with any other applicable fees and charges payable under this Fee Schedule. On a monthly basis, each Fund shall pay a custody fee equal to the U.S. Custody Basis Point Fee, plus the applicable, Non-U.S. Custody Fee, Transaction Processing and Activity Based Fees, and DDA Charges, in each case as specified below.1

1.	U.S.[2] Custody Basis Point Fee (per Fund/per month)

	Net Asset Value Per Fund	Annual Basis Point Rate
	All Assets	0.00

2.	Non-U.S.[2] Custody Fee (per Fund/per month and per transaction)	See Appendix 1

3.	Transaction Processing and Activity Based Fees

	Transaction Processing Fees[3] (per transaction)
	• Fund of Fund Trades	$3.00
	• DTC or Fed Book Entry	$1.00
	• Asset Backed Securities Principal and Income Paydowns	$2.00

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NORTHWESTERN MUTUAL SERIES FUNDS, INC.

Amended Fee Schedule

February 20, 2024

• Physical Settlement Processing	$20.00
• Collateral/Memo Pledging (Fed Book Entry & DTC)	$10.00
• Wire Transfers (Fed Wires & Interbank Transfers)[4]	$4.00
• Automated Clearing House (ACH) Transfers[5]	$3.50
• Processing of Foreign Exchange Transactions with Dealers other than State Street (Including Indirect Foreign Exchange Transactions Executed with a Sub-custodian)	$45.00
• Listed Futures[6]	$25.00
• Listed Options[7]	$25.00
• OTC Derivatives [8]	$30.00
• Contracts for Differences[9]	$3.75
• TBAs	$6.00

Manual Trade Instruction Surcharge (per transaction)[10]	$4.00

Other Custody Fees

• Checks (per check, per issuance/certification/stop payment)	Waived

Important Note on Transaction Fees

The above transaction fees are processing fees we charge as custodian for the processing of the Fund’s transactions. These fees are in addition to any money that State Street or its affiliates make or charge when acting as principal counterparties to transactions with the Fund, or when providing agency execution services, electronic trading platform services or any other non-custody services to the Fund. For example, when State Street or one of its affiliates is a principal counterparty to the Fund in a repurchase agreement or foreign exchange transaction (including a transaction executed through a State Street indirect foreign exchange service (as described in more detail in the Investment Manager’s Guide which may be obtained through your client service representative)), State Street, as custodian, does not apply a custody transaction fee for processing the settlement of those transactions. State Street or its affiliates, however, as principal counterparty to the Fund on those transactions, will seek to make money on the transactions in the form of a spread, mark-up, mark-down or similar amount.

4. DDA Charges
USD DDA Maintenance Fee (per DDA/per month)[11]	$100
Other DDA Charges and Expenses and DDA Limits	See Appendix 2

II.	Loan Services

In consideration for the provision of services with respect to bank and other loans held as portfolio assets of a Fund by State Street pursuant to the Custody Agreement and the discharge of its other obligations thereunder, each Fund shall be obligated to pay State Street the fees and charges set forth in this Section II, together with any other applicable fees and charges payable under this Fee Schedule. On a monthly basis, each Fund shall pay a loan services fee equal to the Loan Accounting System Charge, in each case as specified below.

1. Loan Accounting System Charge (per Fund/per month)	$417

III.	Cross Product Service Fees

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Amended Fee Schedule

February 20, 2024

In addition to any other fees, charges or expenses that may be payable under this Fee Schedule, each Fund shall be obligated to pay State Street the fees and charges set forth in this Section III, as applicable, based on usage of the listed product or service in connection with the Services.12

• SWIFT Messages (per message)[13]	$0.30

IV.	Out of Pocket Expenses

Out-of-pocket expenses incurred by State Street (and by its Subcustodians and depositories) on behalf of each Fund in connection with the performance of the Services will be passed through to the Funds each month for the following expenses:

Custody

•	Subcustodian and Depository Out-of-Pocket Expenses[14]
•	DTC ADR Charges[15]

Out-of-pocket expenses incurred by State Street (and by its Subcustodians and depositories) will be billed to the Funds based upon actual usage of a service or an allocated or derived charge for the use of the service for the benefit of the Funds.

V.	Additional Services

In the event one or more of the Funds request that State Street (i) provide new or additional services not otherwise expressly required by the Custody Agreement, (ii) modify or otherwise change the Services (including, but not limited to, the elements and/or frequency of any task or function performed as part of the Services), (iii) change the means or manner in which the Services are provided, (iv) change the location from or to which the Services are performed or (v) support or handle any non-standard, one-off or special activities, State Street shall be entitled to additional compensation (to be mutually agreed with the Fund(s)) as a condition to its agreement to implement any such request. For avoidance of doubt, the terms of this Section apply, without limitation, to material changes in the legal or regulatory requirements applicable to one or more of the Funds or material changes in the legal, tax or regulatory elections or status of one or more of the Funds which result in changes to the service requirements of such Fund(s).

VI.	Assumptions

The Funds acknowledge that the overall fee structure set forth in this Fee Schedule has been agreed by the parties based on information provided by the Funds and on the basis of certain mutually agreed assumptions. In the event that these assumptions prove to be inaccurate, including, but not limited to, if the gross revenue derived from the overall commercial relationship between State Street and the Funds is materially lower than what the parties agreed would be a reasonable assumption at the time the Fee Schedule was executed, the parties agree to negotiate an adjustment to such fee structure in good faith.

VII.	Confidentiality

This Fee Schedule constitutes confidential information of the parties under the terms of the Custody Agreement and shall not be disclosed to any legal or natural person except as expressly permitted thereunder.

VIII.	Payment of Fees

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NORTHWESTERN MUTUAL SERIES FUNDS, INC.

Amended Fee Schedule

February 20, 2024

The service fees, charges and reimbursable expenses payable under this Fee Schedule will be invoiced to the Funds on a monthly basis and shall be due upon receipt. Unless otherwise expressly stated, yearly fees will be invoiced in twelve monthly installments. Beginning thirty days from the date of the invoice, State Street will be entitled to charge interest (at the then applicable overdraft interest rate) on any undisputed amounts that remain unpaid.

IX.	Term

This Fee Schedule shall become effective as of the Effective Date, shall remain in effect for an initial period of five (5) years, and shall automatically renew for successive one-year periods from year to year thereafter, unless otherwise modified or terminated in accordance with the terms of the Custody Agreement or this Fee Schedule, as applicable.

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NORTHWESTERN MUTUAL SERIES FUNDS, INC.

Amended Fee Schedule

February 20, 2024

EXECUTION PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Fee Schedule as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

Name:	michael Foutes
Title:	Senior Vice President

NORTHWESTERN MUTUAL SERIES FUNDS, INC. On behalf of each of the Funds

By:
Name:	Matt Sullivan
Title:	Vice President and CFO Northwestern Mutual Series Funds

Name:	David Kennedy
Title:	Secretary

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NORTHWESTERN MUTUAL SERIES FUNDS, INC.

Amended Fee Schedule

February 20, 2024

APPENDIX 1

Non-U.S. Custody Fees

On a monthly basis, each Fund shall pay a Non-U.S. Custody Fee equal to the Non-U.S. Custody Asset Charges, plus the Non-U.S. Custody Transaction Charges, in each case as specified below.

Non-U.S. Custody Asset Charges and Non-U.S. Custody Transaction Charges16

Market	Non-U.S. Custody Asset Charge (Basis Points)	Non-U.S. Custody Transaction Charges (per Transaction)	Market	Non-U.S. Custody Asset Charge (Basis Points)	Non-U.S. Custody Transaction Charges (per Transaction)
Albania	65.0	$200	Hong Kong – Bond Connect	0.5	$10
Argentina	20.0	$75	Hong Kong – Stock Connect	0.5	$10
Australia	0.5	$12	Hungary	40.0	$60
Austria	0.5	$12	Iceland	30.0	$50
Bahrain	35.0	$150	India	1.0	$20
Bangladesh	45.0	$160	Indonesia	1.25	$25
Belgium	0.75	$12	Israel	1.5	$33
Bermuda	15.0	$90	Italy	0.5	$12
Bosnia & Herzegovina	65.0	$125	Ivory Coast*	50.0	$150
Botswana	25.0	$125	Japan	0.5	$8
Brazil	1.5	$15	Jordan	30.0	$135
Bulgaria	30.0	$100	Kazakhstan	40.0	$135
Canada	0.5	$8	Kenya	30.0	$100
Clearstream	1.25	$25	Kuwait	30.0	$150
Chile	4.0	$20	Latvia	50.0	$55
China A	4.75	$40	Lithuania	20.0	$50
China B	4.75	$40	Malawi	60.0	$200
Colombia	30.0	$75	Malaysia	1.0	$25
Costa Rica	30.0	$75	Mauritius	25.0	$100
Croatia	30.0	$100	Mexico	1.0	$18
Cyprus	40.0	$125	Morocco	30.0	$100
Czech Republic	4.0	$32	Namibia	30.0	$100
Denmark	0.5	$10	Netherlands	0.5	$12
Egypt	20.0	$50	New Zealand	2.0	$20
Estonia	40.0	$50	Nigeria	40.0	$80
Euroclear	0.75	$10	Norway	0.5	$12
Finland	0.5	$10	Oman	50.0	$125
France	0.5	$8	Pakistan	30.0	$125
Georgia	40.0	$125	Panama	30.0	$125
Germany	0.5	$8	Peru	35.0	$125
Ghana	30.0	$50	Philippines	1.0	$20
Greece	5.0	$25	Poland	1.0	$20
Hong Kong	0.5	$10	Portugal	0.5	$12

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NORTHWESTERN MUTUAL SERIES FUNDS, INC.

Amended Fee Schedule

February 20, 2024

APPENDIX 1

Non-U.S. Custody Fees

- Continued -

Market	Non-U.S. Custody Asset Charge (Basis Points)	Non-U.S. Custody Transaction Charges (per Transaction)	Market	Non-U.S. Custody Asset Charge (Basis Points)	Non-U.S. Custody Transaction Charges (per Transaction)
Qatar	30.0	$150	Taiwan	1.00	$20
Romania	40.0	$100	Tanzania	35.0	$50
Russia	4.0	$40	Thailand	1.00	$20
Saudi Arabia	40.0	$125	Tunisia	45.0	$125
Serbia	50.0	$125	Turkey	2.5	$24
Singapore	0.5	$15	Uganda	50.0	$150
Slovak Republic	30.0	$90	Ukraine	35.0	$200
Slovenia	30.0	$105	United Arab Emirates - DFM	50.0	$125
South Africa	1.00	$20	United Arab Emirates - DIFX	50.0	$125
South Korea	1.00	$20	United Arab Emirates - ADSM	50.0	$125
Spain	0.5	$12	United Kingdom	0.5	$7
Sri Lanka	20.0	$100	Uruguay	50.0	$100
Srpska	65.0	$125	Vietnam	50.0	$100
Sweden	0.5	$12	Zambia	30.0	$110
Switzerland	0.5	$12	Zimbabwe	30.0	$110

*Ivory Coast includes Benin, Burkina Faso, Mali, Niger, Senegal, Guinea-Bissau and Togo.

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NORTHWESTERN MUTUAL SERIES FUNDS, INC.

Amended Fee Schedule

February 20, 2024

APPENDIX 2

Other DDA Charges and Expenses and DDA Limits

Interest Rates and Charges

Unless State Street notifies the Funds otherwise, deposit accounts established and maintained on behalf of the Funds are non-interest bearing accounts. State Street may elect to pay interest on deposit balances at such times and at such rates as it may specify from time to time. Interest rates, if applicable, will vary by currency and market conditions and State Street may cease paying interest, change interest rates, or apply (and adjust) negative interest rates or equivalent charges or fees on designated currencies, from time to time at its sole discretion. Details on applicable interest rates and equivalent charges or fees are available upon request.

Overdrafts

Except in accordance with the terms of a committed credit facility established with State Street, Funds are not entitled to overdraw their cash deposit accounts. Cash advances or other extensions of credit are made at the discretion of State Street or our Subcustodians. In the event of an overdraft which exceeds a designated threshold (currently set at $50,000 for USD overdrafts), State Street will impose an interest charge on the amount of the overdraft during the period an account is overdrawn. The interest rates applicable to overdrafts and the applicable overdraft thresholds (if any) are set on a periodic basis by State Street for each on-book currency (with certain limited exceptions) at its sole discretion, taking into account market conditions and other relevant commercial considerations, provided that the interest rates applicable to overdrafts in off-book currencies (and in limited circumstances certain on-book currencies) are set on a periodic basis by our Subcustodians or depositories in their sole discretion, taking into account similar considerations. Unless otherwise agreed in writing, overdrafts are repayable in full either (i) on demand or (ii) within five business days, whichever is earlier. Interest charges will be accrued on a daily basis and debited from the applicable deposit account monthly. Details on applicable interest rates and overdraft thresholds are available upon request from your client service representative.

Deposit Limits

Subject to applicable law and regulation, State Street may refuse to accept, limit the amount of or return all or a portion of certain types of cash deposits and/or balances, including non-operational deposits.

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NORTHWESTERN MUTUAL SERIES FUNDS, INC.

Amended Fee Schedule

February 20, 2024

Explanatory Notes

1 U.S. Custody Basis Point Fee. The U.S. Custody Basis Point Fee will be calculated by multiplying the net asset value (NAV) of each Fund on the last business day of the month by the applicable basis point rate(s), dividing the result (or the sum of the results if tiered rates apply) by 360 and multiplying that amount by 30. If a Fund holds non-U.S. assets, the market value of such non-U.S. assets will be subtracted from the NAV of the Fund for purposes of this calculation. The market value of non-U.S. assets used for this calculation will be the amount calculated for purposes of applying the Non-U.S. Custody Asset Charges.

Custody Only. Reference to “custody only” refers to any custody relationship with a Fund where State Street does not also provide fund accounting or portfolio accounting services to such Fund.

2 “U.S.” and “Non-U.S.” The Custody Agreement may use the terms “domestic” and “foreign” to refer to a Fund’s securities or assets, as applicable. If that is the case, then the use of “U.S.” and “non-U.S.” herein shall correspond to the use of “domestic” and “foreign”, respectively, in the Custody Agreement.

3 Definition of Transaction for Billing Purposes; Transaction Count Methodology. Unless otherwise stated in this Fee Schedule, a transaction includes, without limitation, each buy, sell, transfer, reset, exchange, pay down, pay up, inflation accrual, maturity, assignment, pledge, roll, call exercise, warrant exercise, rights exercise, convertible security event, amendment, corporate action or similar investment related action, activity or event which requires processing by State Street. A complete list of transaction types is available from your client service representative.

The cancel and rebook of any trade at the instruction of the Fund will be treated as two additional transactions (e.g., in addition to the initial trade order) for billing purposes. With respect to TBAs, the initial trade, the subsequent cancel and each pool allocation will be treated as a separate transaction for billing purposes. The initial trade and subsequent cancel will be billed at the TBA rate and each allocation will be billed at the rate applicable to the relevant transaction/asset type. As a general matter, if holdings are sold in separate tax lots, each tax lot sale may be treated as a separate transaction. State Street reserves the right to adjust the definition of a billable transaction and adjust the transaction count methodology as new instruments, transaction types or trading techniques emerge.

4 Wire Transfers. Charges for Wire Transfers apply to all wires sent or received for the account of a Fund, including, but not limited to, wires to or from deposit accounts established by State Street to facilitate transfer agency activity of a Fund’s third party transfer agent, if applicable.

5 Automated Clearing House (ACH) Transfers. Charges for ACH Transfer charges apply to all such transfers sent or received for the account of a Fund, including, but not limited to, ACH transfers to or from deposit accounts established by State Street to facilitate transfer agency activity of a Fund’s third party transfer agent, if applicable.

6 Futures. Each Buy, Short Sell, Buy to Close, Sell to Close, Cancel Buy, Cancel Short Sell, Cancel Buy to Close and Cancel Sell to Close will be treated as a separate transaction for billing purposes.

7 Options. Each Buy, Write, Buy to Close, Sell to Close, Assignment, Exercise, Cancel Buy, Cancel Write, Cancel Buy To Close, Cancel Sell To Close, Cancel Assignment and Cancel Exercise, and Expirations will be treated as a separate transaction for billing purposes.

8 OTC Derivatives. OTC Derivatives include OTC Swaps (Bi-lateral or centrally cleared) and OTC Options. Each trade capture for contract creation, amendment, novation, termination or cancel will be treated as a separate transaction for billing purposes.

9 Contracts for Differences. Each buy, sell, cancel, reset, close or amendment will be treated as a separate transaction for billing purposes.

10 Manual Trade Instruction Surcharge. This surcharge may be charged by State Street in its discretion and is payable in addition to the listed transaction fees (including, but not limited to, the transaction fees listed in Appendix

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Amended Fee Schedule

February 20, 2024

1) and applies to all transactions for which trade instructions are submitted in a manner that requires manual processing by State Street or otherwise does not facilitate straight-through processing.

11 DDA Maintenance Fee. The DDA Maintenance Fee will not apply to deposit accounts established solely for transfer agency activity whether related to a Fund’s third party transfer agent or where State Street is performing the transfer agency services.

12 Cross Product Service Fees. The Cross Product Service Fees and charges do not constitute out-of-pocket or pass-through expenses (i.e., they include a mark-up and/or overhead cost allocation). Changes to the Cross Product Service Fees and additional fees and charges of a similar nature or type may be implemented by State Street upon 90 day’s written notice, subject to agreement between State Street and the Funds.

13 SWIFT Messages. Stated fee applies to each outbound SWIFT message generated in relation to a Fund by three State Street systems: Securities Management and Control (“SMAC”) messages, Global Securities Management and Control (“GSMAC”), and Multicurrency Horizon (“MCH”) messages. SMAC and GSMAC SWIFT messages facilitate particular transactions. MCH SWIFT messages communicate cash statements, holding reports and trade confirmations.

14 Subcustodian and Depository Out-of-Pocket Expenses. Subcustodian and Depository Out-of-Pocket Expenses include, without limitation, expenses for account opening, maintenance and administration, courier/delivery, depository charges, funds transfer fees, issuance of local tax codes (nit), late trades, market entrance charges, name change, proxy, registration, rematerialization, remittance, re-registration, stamp duty or tax, stock exchange levies and tax reclaims, among others. A complete list of Subcustodian and Depository Out-of-Pocket Expenses is available from your client service representative.

15 DTC ADR Charges. When State Street utilizes DTC in order to hold State Street’s clients’ American Depository Receipts (ADR’s), DTC charges State Street fees, sometimes referred to as “Depositary Services Fees”. These Depositary Services Fees compensate DTC for services that may include, but are not limited to, inventorying the applicable ADRs and for performing associated registration, compliance, dividend payment, communication, and recordkeeping services.

16 Non-U.S. Custody Asset Charges and Non-U.S. Custody Transaction Charges. The Non-U.S. Custody Asset Charges will be calculated by multiplying the USD market value of the non-U.S. cash, securities and other assets serviced on behalf of each Fund on the last business day of the month by the applicable basis point rate(s) (based on custody location), dividing the result (or the sum of such results) by 360 and multiplying that amount by 30. With respect to assets held outside of the U.S., custody location is determined for billing purposes by reference to the jurisdiction in which State Street, its Subcustodian or a Securities System, as the case may be, holds the relevant asset or, if the asset is immobilized or dematerialized and record ownership is maintained only in book-entry form, custody location means the jurisdiction of the Securities System through which State Street maintains the record of the Fund’s entitlement to such asset, provided that the custody location for a collective investment fund of any kind shall be the jurisdiction of incorporation or organization of the fund rather than the location where its register of investors or interests is maintained. With respect to cash deposit balances, custody location will be the jurisdiction that issues the relevant currency (whether treated as an on-book or off-book currency), provided that Euroclear will be treated as the custody location of the Euro. For purposes of this fee calculation, State Street will utilize the same local currency market values and the same currency exchange rates to convert those values to USD that are used to calculate the NAV of each Fund, unless a different pricing methodology is agreed with the Funds, provided that the absolute value of any negative cash, security or other asset position may be used in State Street’s discretion (i.e., we may include the value of a Fund’s short positions as well as its long positions and may include the value of any overdrafts). For custody only Funds, State Street will utilize its standard pricing and market data vendors to obtain a market value, , for each position and to convert local currency market values to USD. If a market value for a position is not available from such vendors, State Street will utilize the same market value for such position that is used by the Fund to calculate its NAV or otherwise value its portfolio, which value will be supplied by the Fund promptly upon request. If following such a request a Fund is unable to provide a market value within five (5) days of month-end, State Street will utilize the market value of the position from the prior month-end and is authorized to continue to use such value until an update is supplied by the Fund or otherwise becomes available from State Street’s standard pricing vendors. For

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NORTHWESTERN MUTUAL SERIES FUNDS, INC.

Amended Fee Schedule

February 20, 2024

illiquid positions, each Fund will be responsible for supplying State Street with a market value as of the date of purchase (or initial custody by State Street) and at least annually thereafter. State Street generally includes (and may include) the following securities and other assets in the calculation of the Non-U.S. Custody Asset Charges: (i) physical or tangible assets held by or on behalf of State Street outside of the U.S., (ii) assets held in uncertificated or book entry form and credited to an account maintained by or on behalf of State Street at any non-U.S. Subcustodian or Securities System, (iii) assets registered in State Street’s name (or nominee name) or the nominee name of any non-U.S. Subcustodian or Securities System, including shares or units of non-U.S. collective investment funds registered in State Street’s name (or that of a nominee or agent) on the books of the relevant fund/transfer agent. State Street may also include in such calculation pending non-U.S. transactions of all kinds, as well as non-U.S. assets that are delivered out as collateral to a counterparty (or their agent, including a tri-party collateral agent) and non-U.S. assets that are on loan or that are subject to a repurchase obligation, in each case in circumstances where State Street provides one or more transaction processing, asset-administration, asset-maintenance or reconciliation services in relation to such assets. The Non-U.S. Custody Transaction Charges are fees imposed for processing securities and other asset transactions (including, for clarity, maturities and corporate actions) on behalf of each Fund in the relevant non-U.S. market as part of the custody services and are in addition to, and are not to be construed as payments in lieu of the Transaction Processing and Activity Based Fees set out in Section I of the Fee Schedule. The Manual Trade Surcharge specified in Section I of the Fee Schedule will also be assessed on non-U.S. custody transactions, as applicable. The Non-U.S. Custody Asset Charges and Non-U.S. Custody Transaction Charges applicable with respect to custody services in any country not listed in Appendix 1 above will be negotiated and agreed by State Street and the Funds prior to investment in such country.

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